Exhibit 19.15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AngloGold Ashanti plc
Staines-upon-Thames, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-274681) of AngloGold Ashanti plc of our report dated March 17, 2023, relating to the consolidated financial statements of Kibali (Jersey) Limited as of and for the years ended 31 December 2022 and 2021, which appears in AngloGold Ashanti plc's Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP
London, United Kingdom
April 25, 2024